EXHIBIT 23.33

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-79603, No. 333-89189, No. 333-33144, No. 333-33146, No. 333-50800, No. 333-128714 and No. 333-136611) of our reports dated March 16, 2007, relating to (1) the consolidated financial statements and financial statement schedule of Dollar Thrifty Automotive Group, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption in 2006 of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and the adoption in 2004 of Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities) and (2) management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dollar Thrifty Automotive Group, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma

March 16, 2007